SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 January 29, 2001
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware              0-28538                 13-5630895
 -------------------------------------------------------------------------------
        (State or other      (Commission                (IRS Employer
         jurisdiction of      File Number)              Identification
         incorporation)                                 Number)



                   1999 Broadway, Suite 4300, Denver, CO 80202
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 296-5600
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              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

      On January 29, 2001 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding Registrant's fourth quarter results for year 2000.


Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

       (c)  Exhibits

  Item No.      Exhibit List
  ---------     ----------------------------------------------------------------

  99.1          Press Release dated January 29, 2001 issued by Registrant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     TITANIUM METALS CORPORATION
                                                     (Registrant)




                                                     By: /s/ Robert E. Musgraves
                                                    ----------------------------
                                                      Robert E. Musgraves
                                                      Executive Vice President -
                                                         and General Counsel



Date: January 29, 2001

                                                                    EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                               CONTACT:

Titanium Metals Corporation                          Mark A. Wallace
1999 Broadway, Suite 4300                            Executive Vice President
Denver, Colorado 80202                               and Chief Financial Officer
                                                     (303) 296-5615

                     TIMET ANNOUNCES FOURTH QUARTER RESULTS

     DENVER, COLORADO . . . January 29, 2001 . . . Titanium Metals Corporation ("TIMET") (NYSE: TIE) reported a loss before special items for the fourth quarter of 2000 of $7.7 million, or $.24 per share, compared to a loss before special charges in the fourth quarter of 1999 of $8.8 million, or $.28 per share. The Company's fourth quarter 2000 results include a net-of-tax special income item of $1.3 million, or $.04 per share, related to the termination of the Company's 1990 agreement to sell titanium sponge to Union Titanium Sponge Corporation. After the special item, TIMET reported a net loss of $.20 per share. For the year ended December 31, 2000, the Company reported a loss before special and extraordinary items of $1.08 per share. The Company's full year results for 2000 include net-of-tax special and extraordinary charges aggregating $5.0 million, or $.16 per share. After the special items, TIMET reported a net loss of $1.24 per share for the full year 2000 compared to a net loss of $1.00 per share in 1999.

     Sales of $106.5 million in the fourth quarter of 2000 were slightly higher than the year-ago period. The increase resulted principally from the net effects of a 5% increase in mill product sales volume, an 11% decline in mill product selling prices (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) and changes in product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices declined about 6% from the year-ago period. Melted product (ingot and slab) sales volume increased 140% from year ago levels while selling prices declined 3%.

     As compared to the third quarter of 2000, mill product sales volume in the fourth quarter of 2000 increased 4%, while selling prices expressed in U.S. dollars decreased 3%. In billing currencies, mill product selling prices declined 2%. Melted product sales volume increases of 8% in the fourth quarter of 2000 as compared to the third quarter of 2000 were offset by selling price decreases of 1% and changes in product mix. TIMET's backlog at the end of December 2000 was approximately $245 million compared to $200 million at the end of September 2000. Backlog at the end of 1999 was $195 million.

     J. Landis Martin, Chairman, President and CEO of TIMET said, "While 2000 was a difficult year, we made progress towards improving our financial performance each quarter. Although we continue to operate in a very competitive environment, projected aircraft build rates and other factors should combine to meaningfully improve our operating results in 2001. Excess titanium inventory levels in the supply chain have been reduced and order flow, particularly for aerospace quality titanium products, has increased. We expect to see a moderate improvement in sales volume this year compared to 2000 as well as selling price increases on orders for certain aerospace and other products."

         The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "anticipates," "expects" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements involve substantial risks and uncertainties, including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of The Boeing Company and other aerospace manufacturers under their long-term purchase agreements with the Company, global economic conditions, global productive capacity for titanium, changes in product pricing and costs, fluctuations in currency exchange rates, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements. The Company's 2000 results are subject to completion of an audit and the filing of its Annual Report on Form 10-K.

         As previously announced, TIMET will host a conference call to discuss its fourth quarter and full year results on Monday, January 29, 2000 at 10:30 AM
(EST). On the conference call will be J. Landis Martin, Chairman, President and Chief Executive Officer, and Mark A. Wallace, Chief Financial Officer. Participants can access the call by dialing 1-800-288-8968 (domestic) and 612-332-0530 (international). Information on replays of this call can be found under "What's New" on TIMET's website.

         TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

                                    o o o o o

                           TITANIUM METALS CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)

                                                                             Quarter Ended                       Year Ended
                                                                              December 31,                       December 31,
                                                                    --------------------------------    ----------------------------
                                                                          2000              1999               2000            1999
                                                                          ----              ----               ----            ----

Net sales                                                              $  106.5          $  105.5           $ 426.8          $ 480.0
Cost of sales                                                             104.3             110.0             423.0            454.5
Selling, administrative and development costs                              10.2              11.9              44.0             48.6
Other expense (income)                                                     (1.8)                -              (1.3)             1.5
Restructuring charges                                                         -               4.5               2.8              4.5
Impairment of joint ventures                                                  -               2.3                 -              2.3
                                                                     --------------    --------------    --------------    ---------

     Operating loss                                                        (6.2)            (23.2)            (41.7)          (31.4)
General corporate income                                                    1.4               1.3               6.2             4.8
Interest expense                                                            1.7               2.1               7.7             7.1
                                                                     --------------    --------------    --------------    ---------

     Pretax loss                                                           (6.5)            (24.0)            (43.2)          (33.7)
Income tax benefit                                                         (2.2)             (8.6)            (15.1)          (12.0)
Minority interest - Convertible Preferred Securities,
  net of tax                                                                2.1               2.2               8.7             8.7
Other minority interest                                                       -               (.1)              1.2             1.0
                                                                     --------------    --------------    --------------    ---------

     Loss before extraordinary item                                        (6.4)            (17.5)            (38.0)          (31.4)
Extraordinary item -  early
   extinguishment of debt, net of tax                                         -                   -              .9                -
                                                                     --------------    --------------    --------------    ---------

     Net loss                                                         $    (6.4)         $  (17.5)          $ (38.9)        $ (31.4)
                                                                     ==============    ==============    ==============    =========

Basic and diluted loss per share:
     Before extraordinary item                                        $    (.20)        $    (.56)        $  (1.21)        $  (1.00)
     Extraordinary item                                                       -                 -                .03               -
                                                                     --------------    --------------    --------------    ---------

                                                                      $    (.20)        $    (.56)        $  (1.24)        $  (1.00)
                                                                     ==============    ==============    ==============    =========
Basic and diluted weighted
  average shares outstanding                                               31.4              31.4             31.4             31.4

Mill product shipments:
     Volume (metric tons)                                                2,940              2,800           11,370           11,400
     Average price ($ per kilogram)                                   $  27.40          $   30.50          $ 28.70          $ 33.00

Melted product shipments:
     Volume (metric tons)                                                1,030                430            3,470            2,500
     Average price ($ per kilogram)                                   $  13.15          $   13.80          $ 13.65          $ 14.20

